Exhibit 99.1

            SUN COMMUNITIES, INC. REPORTS SECOND QUARTER 2006 RESULTS

     SOUTHFIELD, Mich., July 21 /PRNewswire-FirstCall/ -- Sun Communities, Inc. (NYSE: SUI), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today reported second quarter results.

     For the second quarter ended June 30, 2006, total revenues increased 13.7 percent to $58.9 million, compared with $51.8 million in the second quarter of 2005. Funds from operations (FFO)(1) increased $0.5 million to $13.1 million from $12.6 million in the second quarter 2005. On a diluted per share/OP Unit basis, FFO was $0.65 for the second quarter of 2006 as compared with $0.62 for the same period in 2005. Net loss for the second quarter of 2006 was $(1.7) million or $(0.10) per diluted common share, compared with $(0.8) million, or $(0.04) per diluted common share for the same period in 2005.

     For the six months ended June 30, 2006, total revenues increased 10.6 percent to $115.4 million, compared with $104.3 million for the same period in 2005. Funds from operations (FFO)(1) increased $0.4 million to $27.8 million from $27.4 million in 2005. On a diluted per share/OP Unit basis, FFO was $1.38 for the six months ended June 30, 2006 as compared with $1.35 for the same period in 2005. Net loss for the six months of 2006 was $(2.6) million or $(0.15) per diluted common share, compared with $(0.1) million for the same period in 2005.

     "During the past several years, we have been careful not to identify temporary 'blips' as trends within the Company's properties. However, as we carefully track portfolio data points such as total repossessions ("repos"), new repossessions and delinquencies during the first six months of this year, certain positive trends do seem to have taken place," said Gary A. Shiffman, Chairman and Chief Executive Officer.

     "The total number of portfolio repos at quarter end was near traditional levels of about 0.8 percent from levels that reached as high as 2 percent of occupied sites. The number of new repos has declined for three consecutive quarters by a total of 36 percent. Additionally, average monthly delinquencies, which were 6 percent in 1999 before increasing to over 10 percent in 2002 and 2003, have dropped to 7 percent for the first half of 2006. While these trends reflect the first fundamental steps necessary for recovery, progress is expected to be slow as demand for new manufactured homes must pick up in order to increase net revenue producing sites. The redevelopment of a retail dealer network, which was decimated as annual shipments of manufactured homes declined from 373,000 in 1998 to the current level of 130,000, will take time. We, therefore, expect some lag time between the reduction of the repossession overhang and sales of new manufactured homes. Recent increases in interest rates and a slowdown in the economy support a move toward more affordable housing, which should also improve demand," Shiffman added.

     For the 133 communities owned throughout 2005 and 2006, total revenues increased 3.4 percent for the three months ended June 30, 2006 and expenses increased 2.1 percent, resulting in an increase in net operating income(2) of
4.0 percent. Same property occupancy in the manufactured housing sites increased to 84.4 percent at June 30, 2006 from 83.9 percent at December 31, 2005.

     The total number of manufactured housing revenue producing sites increased by 58 during the quarter ended June 30, 2006, bringing the year-to-date total increase to 194. In addition, the Company sold 160 manufactured homes during the second quarter of 2006 as compared to 99 sales during the same period in 2005. The Company also brokered 151 sales during the quarter.

    The Company rented an additional 385 homes in the second quarter of 2006 bringing the total number of rentals to 4,600 at June 30, 2006, as reflected in the accompanying table. Rental rates for the homes, including site rent, have increased approximately 8.7 percent in the past twelve months from an average of $612 per month at June 30, 2005 to an average of $665 per month at June 30, 2006. Lease renewal rates have increased from 49.2 percent during the second quarter of 2005 to 56.8 percent during the second quarter of 2006. The Company acquired 35 percent fewer repossessed homes in the first half of 2006 compared to the first half of 2005.

     "The growth of our rental program should slow dramatically as the supply of value-priced repos available for purchase continues to decline. While we are encouraged by the reduction of repos, the Company's budget provided for growth in the rental program through the end of 2006. Management is now shifting its primary focus to the sale of the Company's rental homes. A component of this focus will be to continue to aggressively increase rental rates to create more compelling economics to buy instead of rent. It is a delicate balance to be sure and will have to be monitored closely," said Shiffman.

     Subsequent to quarter end, the Company closed on $31.3 million of a total secured financing of $48.1 million. The debt carries an annual interest rate of
6.16 percent and requires interest-only payments for 10 years. The final draw of $16.8 million is anticipated to close in early August generating total net proceeds from the financing of $33.9 million.

     A conference call to discuss second quarter operating results will be held on July 21, 2006, at 11:00 A.M. Eastern Time. To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through August 4, 2006, and can be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 outside the U.S. or Canada. The account number for the replay is 3055 and the ID number is 207274. The conference call will be available live on Sun Communities website http://www.suncommunities.com. Replay will also be available on the website.

     Sun Communities, Inc. is a real estate investment trust (REIT) that currently owns and operates a portfolio of 136 communities comprising approximately 47,580 developed sites and approximately 6,850 sites suitable for development mainly in the Midwest and Southeast United States.

     (1) Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

          Because FFO excludes significant economic components of net income including depreciation and amortization, FFO should be used as an adjunct to net income and not as an alternative to net income. The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure. Other REITs may use different methods for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs.

     (2) Investors in and analysts following the real estate industry utilize net operating income ("NOI") as a supplemental performance measure. NOI is derived from revenues (determined in accordance with GAAP) minus property operating expenses and real estate taxes (determined in accordance with GAAP). NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income. Net income includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that net operating income is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

                For more information about Sun Communities, Inc.,
                   visit our website at www.suncommunities.com

                            -FINANCIAL TABLES FOLLOW-

     This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. The words "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate" and similar expressions identify these forward-looking statements. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled "Factors That May Affect Future Results" or "Risk Factors" contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations of future events.

                              SUN COMMUNITIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE PERIODS ENDED JUNE 30, 2006 AND 2005
                (Amounts in thousands except for per share data)
                                   (Unaudited)

                                                            Three Months Ended               Six Months Ended
                                                                 June 30,                        June 30,
                                                       ----------------------------    ----------------------------
                                                           2006            2005            2006            2005
                                                       ------------    ------------    ------------    ------------
REVENUES
Income from rental property                            $     45,587    $     43,945    $     93,660    $     89,394
Revenue from home sales                                       7,291           4,380          10,547           8,128
Rental home revenue                                           3,813           2,115           7,142           3,632
Ancillary revenues, net                                          31             104             300             570
Interest and other income                                     2,221           1,288           3,799           2,601
Total revenues                                               58,943          51,832         115,448         104,325

COSTS AND EXPENSES
Property operating and maintenance                           11,714          11,479          23,099          22,444
Real estate taxes                                             3,903           3,800           7,797           7,572
Cost of home sales                                            5,806           3,583           8,203           5,988
Rental home operating and maintenance                         2,565           1,480           5,178           2,965
General and administrative - rental property                  4,269           3,600           9,399           7,105
General and administrative - home sales and rentals           1,600           1,509           3,166           3,049
Depreciation and amortization                                14,785          13,461          29,763          26,486
Interest                                                     15,250          13,538          29,975          27,173
Interest on mandatorily redeemable debt                         986           1,080           2,075           2,147
Florida storm damage recovery                                     -             (55)              -            (555)
Total expenses                                               60,878          53,475         118,655         104,374

Loss from operations                                         (1,935)         (1,643)         (3,207)            (49)

Less income (loss) allocated to minority interest:
Preferred OP Units                                                -               -               -             961
Common OP Units                                                (226)           (200)           (341)           (123)

Loss from continuing operations                              (1,709)         (1,443)         (2,866)           (887)
Income from discontinued operations                               -             693               -             824
Loss before cumulative effect of
 change in accounting principle                              (1,709)           (750)         (2,866)            (63)
Cumulative effect of change in accounting principle               -               -             289               -
Net loss                                               $     (1,709)   $       (750)   $     (2,577)   $        (63)

Weighted average common shares outstanding:
Basic                                                        17,615          17,731          17,574          17,789
Diluted                                                      17,615          17,731          17,574          17,789
Basic and diluted earnings (loss) per share:
Continuing operations                                  $      (0.10)   $      (0.08)   $      (0.17)   $      (0.05)
Discontinued operations                                           -            0.04               -            0.05
Loss before cumulative effect of
 change in accounting principle                               (0.10)          (0.04)          (0.17)          (0.00)
Cumulative effect of change in accounting principle               -               -            0.02               -
Net loss                                               $      (0.10)   $      (0.04)   $      (0.15)   $      (0.00)

               RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS
                  FOR THE PERIODS ENDED JUNE 30, 2006 AND 2005
                (Amounts in thousands except for per share data)
                                   (Unaudited)

                                                            Three Months Ended               Six Months Ended
                                                                 June 30,                        June 30,
                                                       ----------------------------    ----------------------------
                                                           2006            2005            2006            2005
                                                       ------------    ------------    ------------    ------------
Net loss                                               $     (1,709)   $       (750)   $     (2,577)   $        (63)
Adjustments:
          Depreciation and
           amortization                                      15,002          14,100          30,590          27,764
          Valuation adjustment(3)                               (22)           (153)             21             206
          (Gain) loss on disposition
           of assets, net                                       102            (513)             70            (466)
          Loss allocated to minority
           interest                                            (226)           (104)           (341)             (9)
Funds from operations (FFO)                            $     13,147    $     12,580    $     27,763    $     27,432

FFO - Continuing Operations                            $     13,147    $     12,600    $     27,763    $     27,260
FFO - Discontinued Operations                          $          -    $        (20)   $          -    $        172

Weighted average common shares/OP
 Units outstanding:
          Basic                                              19,937          20,193          19,897          20,256
          Diluted                                            20,116          20,352          20,092          20,420

Continuing Operations:
FFO per weighted average common
 share/OP Unit - Basic                                 $       0.66    $       0.62    $       1.40    $       1.34
FFO per weighted average common
 share/OP Unit - Diluted                               $       0.65    $       0.62    $       1.38    $       1.34

Discontinued Operations:
FFO per weighted average common
 share/OP Unit - Basic                                 $          -    $          -    $          -    $       0.01
FFO per weighted average common
 share/OP Unit - Diluted                               $          -    $          -    $          -    $       0.01

Total Operations:
FFO per weighted average common
 share/OP Unit - Basic                                 $       0.66    $       0.62    $       1.40    $       1.35
FFO per weighted average common
 share/OP Unit - Diluted                               $       0.65    $       0.62    $       1.38    $       1.35

     (3) The Company entered into three interest rate swaps and an interest rate cap agreement. The valuation adjustment reflects the theoretical noncash profit and loss were those hedging transactions terminated at the balance sheet date. As the Company has no expectation of terminating the transactions prior to maturity, the net of these noncash valuation adjustments will be zero at the various maturities. As any imperfection related to hedging correlation in these swaps is reflected currently in cash as interest, the valuation adjustments reflect volatility that would distort the comparative measurement of FFO and on a net basis approximate zero. Accordingly, the valuation adjustments are excluded from FFO. The valuation adjustment is included in interest expense.

                              SUN COMMUNITIES, INC.
                           SELECTED BALANCE SHEET DATA
                             (Amounts in thousands)
                                   (Unaudited)

                                           June 30, 2006       December 31, 2005
                                         ------------------   ------------------
Investment in rental property before
 accumulated depreciation                $        1,497,253   $        1,458,122
Total assets                             $        1,329,794   $        1,320,536
Total debt                               $        1,157,446   $        1,123,468
Total minority interests and
 stockholders' equity                    $          139,891   $          164,801

                              SUN COMMUNITIES, INC.
                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                  FOR THE PERIODS ENDED JUNE 30, 2006 AND 2005
                             (Amounts in thousands)
                                   (Unaudited)

                                                           Three Months Ended                Six Months Ended
                                                                 June 30,                        June 30,
                                                       ----------------------------    ----------------------------
                                                           2006            2005            2006            2005
                                                       ------------    ------------    ------------    ------------
Net loss                                               $     (1,709)   $       (750)   $     (2,577)   $        (63)
Unrealized income (loss) on interest
 rate swaps                                                     578          (1,250)          1,422             (76)
Comprehensive loss                                     $     (1,131)   $     (2,000)   $     (1,155)   $       (139)

                              SUN COMMUNITIES, INC.
                             ADDITIONAL INFORMATION

                              SAME PROPERTY RESULTS

     For 133 communities owned throughout both years (amounts in thousands):

                                             Three Months Ended                            Six Months Ended
                                                  June 30,                                      June 30,
                                 ------------------------------------------    ------------------------------------------
                                                                    %                                              %
                                     2006           2005          change           2006           2005          change
                                 ------------   ------------   ------------    ------------   ------------   ------------
Total revenue                    $     43,412   $     41,967            3.4%   $     88,481   $     85,325            3.7%
Total expense                          12,936         12,675            2.1%         25,291         25,003            1.2%
Net operating income(2)          $     30,476   $     29,292            4.0%   $     63,190   $     60,322            4.8%

Same property occupancy and average monthly rent information at June 30, 2006 and 2005:

                                                 2006            2005
                                             ------------    ------------
Total manufactured housing sites                   41,821          41,707
Occupied manufactured housing sites                35,287          35,387
Manufactured housing occupancy %                     84.4%           84.8%
Average monthly rent per site                $        363    $        349

                             RENTAL PROGRAM SUMMARY

                                                 Three Months Ended                Six Months Ended
                                                       June 30,                        June 30,
                                             ----------------------------    ----------------------------
                                                 2006            2005            2006            2005
                                             ------------    ------------    ------------    ------------
Rental home revenue                          $      3,813    $      2,115    $      7,142    $      3,632
Site rent included in Income from
 rental property                                    4,696           2,892           8,882           5,099
           Rental program revenue                   8,509           5,007          16,024           8,731
Expenses
Payroll and commissions                               547             399           1,022             826
Repairs and refurbishment                           1,034             609           1,991           1,150
Taxes and insurance                                   624             267           1,218             548
Other                                                 360             205             947             441
           Rental program operating and
            maintenance                             2,565           1,480           5,178           2,965
Net operating income (2)                     $      5,944    $      3,527    $     10,846    $      5,766

Occupied rental homes information at June 30, 2006 and 2005 (in thousands except for *):

                                                           2006            2005
                                                       ------------    ------------
Number of occupied rentals, end of period*                    4,600           3,057
Cost of occupied rental homes                          $    135,301    $     88,290
Weighted average monthly rental rate*                  $        665    $        612

SOURCE  Sun Communities, Inc.
    -0-                             07/21/2006
    /CONTACT: Jeffrey P. Jorissen, Chief Financial Officer of Sun Communities, Inc., +1-248-208-2500/
    /Web site:  http://www.suncommunities.com /